AMENDMENT NO. 1 AND WAIVER TO CREDIT AGREEMENT

AMENDMENT NO. 1 AND WAIVER TO CREDIT AGREEMENT, dated as of December 22 2023 (this “Amendment and Waiver”), by and among APA Generation, LLC, a Delaware limited liability company (the “Borrower”), Citibank, N.A., as the revolver administrative agent (the “Revolver Administrative Agent”) and each Lender (as defined below) party hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Revolver Administrative Agent, each lender from time to time party thereto (the “Lenders”), the letter of credit issuers from time to time parties thereto and the other Credit Parties from time to time parties thereto, have entered into that certain Credit Agreement dated as of December 19, 2022 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) (capitalized terms used herein and not otherwise defined in this Amendment and Waiver shall have the same meanings assigned thereto in the Credit Agreement);

WHEREAS, the Borrower has requested that the Revolver Administrative Agent and the Lenders (i) waive the Specified Defaults and (ii) amend certain terms of the Credit Agreement;

WHEREAS, the Borrower hereby requests that the Collateral Agent consent to an amendment to the Pledge Agreement whereby APA Generation Holdings, LLC will replace Altus Power, LLC as (i) pledgor of 100% of the equity interests of the Borrower and (ii) a Guarantor of the Secured Obligations.

WHEREAS, the Revolver Administrative Agent (acting at the direction of the undersigned Lenders under the Credit Agreement, who collectively constitute the Required Lenders) has agreed to grant such waiver and make such amendments on the terms expressly set forth herein;

WHEREAS, the parties understand and agree that the execution of this Amendment and Waiver by the parties shall not constitute or be construed as an admission of an Event of Default by any party;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Waiver of the Specified Defaults. Pursuant to Section 14.1 of the Credit Agreement, any Event of Default that has occurred and is continuing as a result of the actions or events by a Credit Party described in Annex A attached hereto (collectively, the “Specified Defaults”), as of the Amendment and Waiver Effective Date, is hereby waived by the Revolver Administrative Agent (acting at the direction of the undersigned Lenders). The Revolver Administrative Agent hereby agrees and acknowledges that the Borrower has satisfied any notice obligation with respect to the matters set forth herein.

SECTION 2. Amendment. Pursuant to Section 14.1 of the Credit Agreement, as of the Amendment and Waiver Effective Date, the parties hereto agree to amend the Credit Agreement as follows:

(a)The following defined terms are added to Section 1 in the appropriate alphabetical order:

“Non-MC Project Ratio” means the ratio of (a) the aggregate nameplate capacity (measured in megawatts of direct current) of all Non-Mechanical Completion Project directly or indirectly owned by the Borrower to (b) the aggregate nameplate capacity (measured in megawatts of direct current) of all Projects directly or indirectly owned by the Borrower.

“Non-Mechanical Completion Project” means any Project that has not achieved mechanical completion.

“Pledgor Parent” means Altus Power, LLC, a Delaware limited liability company.

“Permitted Non-Mechanical Completion Project” means any Non-Mechanical Completion Project that (a) is directly or indirectly wholly owned by the Borrower and a tax equity investor or a tax equity joint venture, as applicable, (b) has incurred substantial costs as reasonably determined by the Borrower in good faith and (c) is reasonably expected to achieve mechanical completion within 12 months of such Non-Mechanical Completion Project being contributed to the Borrower or its Subsidiaries.

(b)Clause (i) of the definition of “Permitted Investments” is amended and restated in its entirety with the following:

“(i) Investments in any Project Company in the ordinary course of business of the Borrower and its Subsidiaries, to extent any Projects owned by such Project Company have (A) achieved mechanical completion or (B) are Permitted Non-Mechanical Completion Projects; provided that with respect to clause (B), Investments in Permitted Non-Mechanical Completion Projects shall only be permitted to the extent that such Investment does not result in the Non-MC Project Ratio exceeding 10%, and”

(c)Section 8.23 is amended and restated in its entirety with the following:

“8.23 No Construction Projects.

(a) The Borrower only owns, directly or indirectly, (1) Projects that have reached mechanical completion (except with respect to any “mechanical completion” for any expansion or re-powering of a Project the Capital Expenditure of which is funded in accordance with Section 11.8) and (2) Permitted Non-Mechanical Completion Projects.

(b) The Non-MC Project Ratio does not exceed 10%.

(c) No Project requires any further Capital Expenditures to be made with respect to such Project other than those permitted in accordance with Section 11.8.”

(d)Section 11.8 is amended and restated in its entirety with the following:

“11.8 Capital Expenditures. The Borrower will not, and will not permit any Subsidiary to, make any Capital Expenditures, except for Capital Expenditures that (i)(A) are required in connection with the ordinary maintenance of any Project and (B) are not incurred in connection with the construction, development or expansion of any Project, (ii) are incurred in connection with the expansion or re-powering of any Project that has already reached substantial completion and commercial operation prior to incurring such Capital Expenditure and such Capital Expenditure is funded in full (A) solely with the cash proceeds of a Specified Equity Contribution into the Borrower using the net proceeds of any issuance of Equity Interests by, or any Indebtedness incurred or issued by, the Ultimate Parent or the Pledgor Parent from third parties; provided that, the Borrower shall deliver notice to the Revolver Administrative Agent at least five (5) Business Days prior to making such Specified Equity Contribution and such notice shall specifically designate such Specified Equity Contribution as being made pursuant to this Section 11.8(ii)(A) or (B) solely by using Borrower Available Cash up to an amount of $25,000,000 in the aggregate or (iii) are incurred in connection with the construction of a Permitted Non-Mechanical Completion Project and such Capital Expenditure is funded in full solely with (A) the cash proceeds of a Specified Equity Contribution into the Borrower using the net proceeds of any issuance of Equity Interests by, or any Indebtedness incurred or issued by, the Ultimate Parent or the Pledgor Parent from third parties or (B) solely with the proceeds of committed tax equity financings permitted by Section 11.6; provided, all Capital Expenditures permitted hereunder shall be subject to Section 10.12.  Any Specified Equity Contributions made to fund Capital Expenditure

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pursuant to Section 11.8(ii)(A) or Section 11.8(iii)(A) above shall not count as Specified Equity Contributions (or equity contributions of any other type) for any other purpose (including any baskets, growers or other thresholds) under this Agreement, including, without limitation, that such Specified Equity Contribution shall not constitute a Designated Equity Contribution under Section 12.2.”

(e)The Required Lenders hereby approve of this Amendment and consent, authorize and direct the Collateral Agent to enter into the amended and restated Pledge Agreement (the “A&R Pledge Agreement”) substantially in the form of Exhibit A hereto.

SECTION 3. Conditions of Effectiveness of this Amendment and Waiver. This Amendment and Waiver shall become effective (the “Amendment and Waiver Effective Date”) immediately when the following conditions shall have been satisfied:

(a)the Revolver Administrative Agent (or its counsel) shall have received an executed counterpart (or written evidence satisfactory to the Revolver Administrative Agent (which may include a facsimile or other electronic transmission) that such party has signed a counterpart) of this Amendment and Waiver from the Revolver Administrative Agent, the Borrower and the Lenders party hereto (constituting the Required Lenders);

(b)representations and warranties made by the Borrower in Section 8 of the Credit Agreement and in any other Revolving Credit Document (other than as it relates to any Specified Defaults) are true and correct in all material respects (except where such representations and warranties are already qualified by materiality, in which case, such representation and warranty shall be accurate in all respects) on and as of the Amendment and Waiver Effective Date; it being understood and agreed, however, that for the avoidance of doubt, the Revolving Credit Documents shall include this Amendment and Waiver; and

(c)no Default or Event of Default (other than any Specified Defaults) shall have occurred and be continuing on the date hereof prior to and after giving effect to this Amendment and Waiver.

SECTION 4. Reference to and Effect on the Credit Agreement and the other Loan Documents.

On and after the Amendment and Waiver Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended and otherwise modified by this Amendment and Waiver.

Except as otherwise specifically provided herein, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith and except to the extent repaid as provided herein.

SECTION 5. Execution in Counterparts. This Amendment and Waiver may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Amendment and Waiver. Delivery of an electronic signature to, or a signed copy of, this Amendment and Waiver by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and Waiver shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Borrower and the Revolver Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a

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manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 6. Governing Law. THIS AMENDMENT AND WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 7. Headings. Section and subsection headings in this Amendment and Waiver are included herein for convenience of reference only and shall not constitute a part of this Amendment and Waiver for any other purpose or be given any substantive effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

APA GENERATION, LLC,
as Borrower

By: APA Generation Holdings, LLC
Its: Sole Member

    By: Altus Power, LLC
    Its: Sole Member

By: /s/ Gregg Felton
Name: Gregg Felton
Title: Co-Chief Executive Officer
[Signature Page to Amendment No. 1]

CITIBANK N.A., as Revolver Administrative Agent

By: /s/ Derrick Lenz
Name: Derrick Lenz
Title: Director / Authorized Signatory

[Signature Page to Amendment No. 1]

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CITIBANK N.A., as Lender

By: /s/ Derrick Lenz
Name: Derrick Lenz
Title: Director / Authorized Signatory

[Signature Page to Amendment No. 1]

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KEYBANK NATIONAL ASSOCIATION, as Lender

By:/s/ Bahar Lotfalian
Name: Bahar Lotfalian
Title: Senior Vice President

[Signature Page to Amendment No. 1]

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BANK OF AMERICA, N.A., as Lender

By:/s/ Victor F. Cruz
Name: Victor F. Cruz
Title: Director

[Signature Page to Amendment No. 1]

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TRUIST BANK as Lender

By:/s/ Justin Lien
Name: Justin Lien
Title: Director
[Signature Page to Amendment No. 1]

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JPMORGAN CAHSE BANK, N.A., as Lender

By:/s/ Santiago Gascon
Name: Santiago Gascon
Title: Vice President